UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 11, 2004

A REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-112750	20-0615133
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, #200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	877-888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

In consideration of current real estate market conditions and the regulatory environment, effective November 11, 2004, our Board of Directors determined to suspend our public offering of shares of common stock. As of November 11, 2004, we have not sold the minimum offering of 200,000 shares aggregating at least $2,000,000 required to break escrow and accept subscriptions in accordance with our prospectus dated September 17, 2004. As such, none of the shares will be sold and all funds tendered to the escrow agent will be refunded in full to each subscriber, plus interest income earned and without deducting for escrow expenses, in accordance with our prospectus. Since escrow funds will be returned and no shares of common stock issued, there will be no stock outstanding as of the previously declared November 30, 2004 record date and, therefore, no distributions will be paid. Our Board of Directors will continue to meet and evaluate our company’s options on a quarterly basis, including reopening or terminating the offering.

In conjunction with the decision to suspend our public offering, the Board of Directors determined that we will not acquire the Satellite Place property in Atlanta, Georgia. Although our advisor made deposits on our behalf in contemplation of this acquisition, we will not be required to refund those deposits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A REIT, Inc.

November 12, 2004	By:	/S/ Anthony W. Thompson

Name: Anthony W. Thompson
Title: President and Chief Executive Officer